UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue
Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective October 27, 2009, Perry Ellis International, Inc. (the “Company”) and certain of its subsidiaries entered into an amendment (the “Amendment”) to its Loan and Security Agreement dated October 1, 2002, as amended (the “Loan Agreement”), among the Company, the subsidiaries named as borrowers or guarantors therein, the lenders named therein (the “Lenders”), and Wachovia Bank, National Association, as agent for the Lenders. This Amendment modified the Loan Agreement to, among other things:

•	Permit, subject to the conditions provided in the Loan Agreement, the sale of up to $30 million of the Company’s intellectual property assets within any 12-month period; and

•

Increase the permitted indebtedness of the Company’s subsidiary, Perry Ellis Europe Limited, to £4,500,000 and permit such indebtedness to be secured by the subsidiary’s assets and/or guaranteed by the Company.

The foregoing description is subject to the complete terms of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amendment No. 14 to Loan and Security Agreement dated as of October 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: November 2, 2009	By:	/S/ CORY SHADE
Cory Shade, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 14 to Loan and Security Agreement dated as of October 27, 2009